Press Release
 NASDAQ: MXIM

Contact:      Paresh Maniar,
                     Executive Director, Investor Relations
                     (408) 470-5348

MAXIM ANNOUNCES FIRST QUARTER FISCAL 2009 RESULTS

  REVENUE: $501.2 MILLION
  GAAP EPS: $0.21
  CASH FLOW FROM OPERATIONS: $157 MILLION
  DIVIDEND PER SHARE: $0.20

SUNNYVALE, CA- October 29, 2008-Maxim Integrated Products, Inc. (NASDAQ:MXIM) reported net revenue of $501.2 million for its fiscal 2009 first quarter ending September 27, 2008. Revenue was flat from the $501.3 million revenue recorded in the previous quarter.

Based on Generally Accepted Accounting Principles (GAAP), diluted earnings per share was $0.21. These results include pre-tax expenses of $37.6 million in stock based compensation and $30.1 million in pre-tax expenses primarily related to the recently completed restatement and the ramp down of certain wafer fabrication facilities.

Balance Sheet Items

Total cash, cash equivalents, and short-term investments increased by $38.3 million during the first quarter to $1.26 billion. Cash flow from operations was $157.1 million, primarily offset by $64.1 million for payments of cash dividends and $38.0 million in payments for property and equipment.

Business Outlook

Maxim's fiscal first quarter net realizable bookings decreased by 6% compared to the fourth quarter of fiscal 2008. Based on this bookings level, Maxim previously provided preliminary guidance for the December quarter revenue to range between $460 million and $490 million. Subsequent bookings were lower than expected due to weakening global demand. The revenue outlook for the December quarter is now projected to range between $410 million and $440 million.

Tunc Doluca, President and Chief Executive Officer, commented, "We are mindful of the recent decline in bookings. Nevertheless, the combination of Maxim's substantial cash position, strong cash flow, solid gross margins, and ongoing actions to control spending and reduce capital expenditures will sustain the Company through the current challenging and uncertain macro economic environment. Maxim's Board of Directors has affirmed its confidence in our long term business model by authorizing the significant stock repurchase announced previously. Our superior innovation and integration capabilities position us to emerge from this downturn an even stronger participant in all major analog-mixed signal segments."

Dividend

A cash dividend for the first quarter of fiscal 2009 of $0.20 per share will be paid on December 5, 2008, to stockholders of record on November 21, 2008.

Conference Call

Maxim has scheduled a conference call on October 29, 2008, at 2:00 p.m. Pacific Time to discuss its financial results for the first quarter of fiscal year 2009 and business outlook. To listen via telephone, dial (866) 219-5260 (toll free) or (703) 639-1117. This call will be webcast by Thomson/CCBN and can be accessed at Maxim's website at www.maxim-ic.com/Investor.

The webcast will also be distributed through the Thomson StreetEvents Network to both institutional and individual investors. Individual investors can listen to the call at www.earnings.com, Thomson/CCBN's individual investor portal, powered by StreetEvents. Institutional investors can access the call via Thomson's password-protected event management site, StreetEvents (www.streetevents.com).

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CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended
	September 27,	June 28,	September 29,
	2008	2008	2007
	(in thousands, except per share data)
Net revenues	$ 501,204	$ 501,267	$ 524,081
Cost of goods sold (1)	209,654	197,234	203,535
Gross profit	291,550	304,033	320,546
Operating expenses:
Research and development (1)	138,915	143,802	159,985
Selling, general and administrative (1)	40,243	40,907	43,462
Impairment of long-lived assets	7,343	-	-
Severance and restructuring	4,106	4,059	2,350
Other operating expenses, net	7,358	20,387	5,210
Total operating expenses	197,965	209,155	211,007
Operating income	93,585	94,878	109,539
Interest income and other, net	9,101	5,832	17,354
Income before provision for income taxes	102,686	100,710	126,893
Provision for income taxes	35,119	34,664	43,267
Net income	$ 67,567	$ 66,046	$ 83,626

Earnings per share:
Basic	$ 0.21	$ 0.21	$ 0.26
Diluted	$ 0.21	$ 0.20	$ 0.25

Shares used in the calculation of earnings per share:
Basic	320,553	320,553	320,553
Diluted	323,815	323,843	328,873

Dividends declared per share	$ 0.200	$ 0.188	$ 0.188

(1) Includes stock-based compensation charges as follows:
	Three Months Ended
	September 27,	June 28,	September 29,
	2008	2008	2007 (2)
	(in thousands)
Cost of goods sold	$ 11,920	$ 8,125	$ 15,662
Research and development	19,419	24,138	43,804
Selling, general and administrative	6,222	7,399	13,187

(2) Includes $27.5 million related to cash settlement of expiring options.

SCHEDULE OF CERTAIN EXPENSE ITEMS
	Three Months Ended
	September 27,	June 28,	September 29,
	2008	2008	2007
	(in thousands)
Cost of Goods Sold:
Accelerated depreciation (3)	$ 11,329	$ 11,329	$ -
Total	$ 11,329	$ 11,329	$ -

Operating Expenses:
Impairment of long-lived assets (4)	$ 7,343	$ -	$ -
Severance and restructuring (5)	4,106	4,059	2,350
Other operating expenses, net (6)	7,358	20,387	5,210
Total	$ 18,807	$ 24,446	$ 7,560

(3) Accelerated depreciation related to long-lived assets resulting from the anticipated closure of the Dallas fab facility.
(4) Impairment of long-lived assets recorded in connection with reduced demand and transfer of production from the San Jose fab facility.
(5) Severance and benefit expenses primarily related to the San Jose fab, Dallas fab and end of line organizations.
(6) Expenses, net, primarily associated with the restatement of our previously filed financial statements, private litigation and other associated activities and certain payroll taxes, interest and penalties.

CONSOLIDATED BALANCE SHEETS

	September 27,	June 28,
	2008	2008
	(in thousands)
ASSETS
Current assets:
Cash and cash equivalents	$ 1,051,194	$ 1,013,119
Short-term investments	205,262	205,079
Total cash, cash equivalents and short-term investments	1,256,456	1,218,198

Accounts receivable, net	268,570	272,029
Inventories	263,244	272,421
Deferred tax assets	263,582	253,490
Other current assets	18,747	30,423
Total current assets	2,070,599	2,046,561
Property, plant and equipment, net	1,461,769	1,485,200
Other assets	168,395	176,629
TOTAL ASSETS	$ 3,700,763	$ 3,708,390

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$ 86,538	$ 79,673
Income taxes payable	21,807	825
Accrued salary and related expenses	215,189	249,079
Accrued expenses	57,225	68,131
Deferred income on shipments to distributors	21,309	21,447
Total current liabilities	402,068	419,155
Other liabilities	30,951	30,791
Income taxes payable	111,154	110,633
Total liabilities	544,173	560,579

Stockholders' equity:
Common stock	255,818	251,799
Retained earnings	2,904,595	2,901,139
Accumulated other comprehensive loss	(3,823)	(5,127)
Total stockholders' equity	3,156,590	3,147,811
TOTAL LIABILITIES & STOCKHOLDERS' EQUITY	$ 3,700,763	$ 3,708,390

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CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended
	September 27,	June 28,	September 29,
	2008	2008	2007
	(in thousands)
Cash flows from operating activities:
Net income	$ 67,567	$ 66,046	$ 83,626
Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation	37,561	39,662	72,653
Depreciation and amortization	46,781	50,731	30,345
Deferred taxes	(924)	(20,973)	(8,461)
Tax benefit related to stock-based compensation	(1,062)	(90)	275
Excess tax benefit related to stock-based compensation	(52)	(78)	(3)
Impairment of long-lived assets	7,343	-	-
Loss from sale of property, plant and equipment	700	249	-
Changes in assets and liabilities:
Accounts receivable	3,460	(2,737)	(30,385)
Inventories	6,429	(5,552)	1,586
Other current assets	11,146	931	5,613
Accounts payable	15,471	1,293	51
Income taxes payable	21,503	5,511	39,439
Deferred income on shipments to distributors	(138)	1,656	(1,914)
Accrued liabilities - goodwill payments above settlement date fair value	(8,948)	(11,291)	-
All other accrued liabilities	(49,773)	(2,795)	(17,423)
Net cash provided by operating activities	157,064	122,563	175,402

Cash flows from investing activities:
Payments for property, plant and equipment	(37,995)	(36,247)	(56,953)
Proceeds from sale of property, plant, and equipment	322	734	-
Restricted cash	-	14,309	-
Other non-current assets	(3,206)	(689)	934
Acquisition	-	-	(754)
Purchases of available-for-sale securities	(1,370)	(204,335)	(107,112)
Proceeds from sales/maturities of available-for-sale securities	2,438	-	295,767
Net cash provided by (used in) investing activities	(39,811)	(226,228)	131,882

Cash flows from financing activities:
Excess tax benefit related to stock-based compensation	52	78	3
Mortgage liability	(10)	(10)	(10)
Goodwill payments on expiring options	(4,997)	(6,336)	-
Cash settlement of vested restricted stock units	(1,910)	(1,172)	(1,531)
Payouts under the RSU loan program	(8,202)	(4,723)	(9,037)
Dividends paid	(64,111)	(60,104)	(60,104)
Net cash used in financing activities	(79,178)	(72,267)	(70,679)

Net increase (decrease) in cash and cash equivalents	38,075	(175,932)	236,605
Cash and cash equivalents:
Beginning of period	1,013,119	1,189,051	577,068
End of period	$ 1,051,194	$ 1,013,119	$ 813,673

Supplemental disclosures of cash flow information:
Cash paid, net during the period for income taxes	$ 128	$ 49,406	$ 12,012
Noncash investing and financing activities:
Accounts payable related to property, plant and equipment purchases	$ 12,386	$ 20,992	$ 35,014

"Safe Harbor" Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include the Company's belief that revenue for the December quarter of 2009 is now projected to range between $410 million and $440 million, the Company's belief that the combination of its substantial cash position, strong cash flow, solid gross margins, and ongoing actions to control spending and reduce capital expenditures will sustain the Company through the current challenging and uncertain macro economic environment, and the Company's expectation that its superior innovation and integration capabilities position it to emerge from the economic downturn an even stronger participant in all major analog-mixed signal segments. These statements involve risk and uncertainty. Actual results could differ materially from those forecasted based upon, among other things, general market and economic conditions and market developments that could adversely affect the growth of the mixed-signal analog market, product mix shifts, customer cancellations and price competition, as well as other risks described in the Company's Annual Report on Form 10-K for the fiscal year ended June 28, 2008.

All forward-looking statements included in this news release are made as of the date hereof, based on the information available to the Company as of the date hereof, and the Company assumes no obligation to update any forward-looking statement.

About Maxim

Maxim Integrated Products is a publicly traded company that designs, manufactures, and sold over $2 billion of high-performance semiconductor products in its fiscal year 2008. Maxim was founded over 25 years ago with the mission to deliver innovative analog and mixed-signal engineering solutions that add value to its customers' products. To date, Maxim has developed over 5,800 products in 28 product categories serving the Industrial, Communications, Consumer, and Computing markets. For more information, go to www.maxim-ic.com.

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